UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
______________________________
CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 15, 2014
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(Exact name of registrant as specified in its charter)
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Delaware	1-15399	36-4277050
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1955 West Field Court, Lake Forest, Illinois 60045
(Address of Principal Executive Offices, including Zip Code)

(847) 482-3000
(Registrants' Telephone Number, Including Area Code)
______________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐    Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 5.07. Submission of Matters to a Vote of Security Holders

On May 13, 2014, Packaging Corporation of America held its Annual Meeting of Stockholders, at which ten directors were elected to the board, the “say on pay” proposal was approved and the appointment of KPMG LLP as the independent registered accounting firm for the year ended December 31, 2014 was ratified. The voting results on the proposals at the meeting are as follows:

Election of Directors. Votes for, votes withheld, and broker non-votes, by nominee, were as follows:

Nominee	For	Against	Abstain	Broker Non-Vote
Paul T. Stecko	83,338,554	710,106	108,008	6,137,351
Cheryl K. Beebe	83,901,352	150,285	105,031	6,137,351
Hasan Jameel	83,884,385	164,400	107,883	6,137,351
Mark W. Kowlzan	83,898,001	152,100	106,567	6,137,351
Robert C. Lyons	83,893,658	154,496	108,514	6,137,351
Thomas P. Maurer	83,779,631	269,582	107,455	6,137,351
Samuel M. Mencoff	83,353,854	696,464	106,350	6,137,351
Roger B. Porter	82,219,096	1,829,404	108,168	6,137,351
Thomas S. Souleles	83,796,540	251,698	108,430	6,137,351
James D. Woodrum	83,810,610	236,035	110,023	6,137,351

Say-on-Pay Proposal: 80,378,718 votes for, 3,001,333 votes against, 776,617 abstentions and 6,137,351 broker non-votes.

Ratification of KPMG LLP: 89,968,183 votes for, 189,410 votes against, and 136,426 abstentions.

Item 7.01. Regulation FD Disclosure

The following information, including the exhibit described below, shall not be deemed “filed” hereunder for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

On May 14, 2014, Packaging Corporation of America announced that its Board of Directors had approved a regular quarterly cash dividend of $0.40 per share on its common stock. The quarterly dividend will be paid on July 15, 2014 to shareholders of record as of June 15, 2014. The press release is furnished as Exhibit 99.1 to this report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits
(D)	Exhibits
	99.1	First Quarter 2014 Earnings Press Release dated April 22, 2014.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACKAGING CORPORATION OF AMERICA
(Registrant)

By:	/s/ KENT A. PFLEDERER
Senior Vice President, General Counsel and Secretary
Date: May 15, 2014